UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 28, 2009

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) With this Current Report on Form 8-K, Heritage Bankshares, Inc. (the “Company”) is reporting several matters with respect to the compensatory arrangements of its named executive officers.

Amendment to 2006 Incentive Plan

The Company has previously adopted and sponsors the Heritage 2006 Equity Incentive Plan (the “2006 Incentive Plan”), under which the named executive officers of the Company (among others) participate. (For additional information regarding the terms and conditions of the 2006 Incentive Plan, as well as a copy of the Plan itself, please see the Company’s Form 8-K filed on December 29, 2006.) The 2006 Incentive Plan empowers the Board of Directors of the Company, in its discretion, to amend the 2006 Incentive Plan in certain respects. On January 28, 2009, the Board amended the definition of “Fair Market Value” under Section 1.12 of the 2006 Incentive Plan to read as follows:

1.12. “Fair Market Value” of a share of Common Stock on any relevant date means: (i) the closing price of a share of Common Stock on the OTC Bulletin Board on the Grant Date, if the Grant Date is a trading day; or (ii) if shares of Common Stock are not traded on the Grant Date, then the closing price of a share of Common Stock on the OTC Bulletin Board on the next preceding date on which a trade occurred; or (iii) if (i) and (ii) are inapplicable, the fair market value as determined in good faith by the Board.

The foregoing amendment is effective retroactive to January 1, 2009.

Modification of Existing Awards

The 2006 Incentive Plan empowers the Board of Directors, in its discretion, to modify outstanding option awards thereunder. On January 28, 2009, based on and after due consideration of the recommendations of the Compensation Committee of the Board of Directors, the Board modified certain outstanding option awards held by its named executive officers under the 2006 Incentive Plan by reducing the exercise price as follows:

Optionee	Original Date of Option Grant	Number of Option Shares	Exercise Price Before Modification	Exercise Price Subsequent to Modification
Michael S. Ives*	July 26, 2006	70,000	$15.80	$11.03
John O. Guthrie*	October 25, 2006	20,000	$16.65	$11.03
Leigh C. Keogh**	October 25, 2006	6,000	$16.65	$11.03
Sharon C. Lessard**	October 25, 2006	6,000	$16.65	$11.03

The modified exercise price for such options represents the book value of a share of the Company’s common stock as of September 30, 2008, which is $2.78 in excess of the $8.25 fair market value of a share of the Company’s Common Stock on January 28, 2009, as defined in the amended 2006 Incentive Plan.

*	With respect to such options held by Messrs. Ives and Guthrie that were not vested and exercisable as of the effective date of the modification described above, Messrs. Ives and Guthrie have consented to the adjusted vesting schedule set forth below, which precludes the vesting of such options in 2009:

Optionee	If Optionee Is Continuously Employed Through This Date	Option Is Exercisable For This Number Of Shares On That Date
Michael S. Ives	January 1, 2010 January 1, 2011	14,000 14,000

John O. Guthrie	January 1, 2010 January 1, 2011 January 1, 2012	4,000 4,000 4,000

**	There were no changes to the vesting schedules with respect to such options held by Mr. Keogh or Ms. Lessard.

The Company is also a party to an Option Agreement with Mr. Ives, its President and Chief Executive Officer, dated February 8, 2005, evidencing an award to Mr. Ives under the Company’s 1987 Stock Option Plan of a fully vested and exercisable option to purchase 30,000 shares of the Company’s Common Stock at an exercise price of $19.79 per share (“2005 Ives Option”). On January 28, 2009, based on and after due consideration of the recommendations of the Compensation Committee of the Board of Directors, the Board modified the 2005 Ives Option by reducing the exercise price per share thereunder to $11.03.

The repricings of Mr. Ives’ options under the 2006 Incentive Plan and the 2005 Ives Option are in consideration for, and contingent upon, Mr. Ives entering into a currently-contemplated amendment to his existing Employment Agreement with the Company that, among other things, would extend the term of the Employment Agreement. If Mr. Ives does not enter into such amendment, it currently is expected that the exercise prices of his options would not be modified as described herein.

New Grants of Option Awards

The 2006 Incentive Plan further empowers the Board of Directors, in its discretion, to grant equity awards thereunder and to determine the terms and conditions of each award granted. On January 28, 2009, based on and after due consideration of the recommendations of the Compensation Committee of the Board of Directors, the Board granted the following option awards under the 2006 Incentive Plan:

Optionee	Date of Grant	Number of Shares	Exercise Price Per Share
Leigh C. Keogh	January 28, 2009	4,000	$8.25
Sharon C. Lessard	January 28, 2009	4,000	$8.25

The exercise price for such options represents the fair market value, as defined in the 2006 Incentive Plan as amended, of a share of the Company’s common stock as of the date of grant.

Other material terms and conditions of the new awards are as follows: (i) the options will be incentive stock options to the extent permitted; (ii) the options will vest and become exercisable at the rate of 20% per year on December 31 of each year commencing on December 31, 2009 and continuing on each subsequent December 31 until the options are fully vested; (iii) all unvested options will fully vest and become exercisable immediately in the event of termination without cause, resignation for good reason, age 65 retirement, death or permanent disability or upon a change of control of the Company; (iv) in the event of a change of control of the Company, the vested options will remain exercisable for the full period of ten years from date of grant; (v) in the event of termination without cause, resignation for good reason or age 65 retirement, the vested options will remain exercisable for the full period of ten years from date of grant if the optionee complies with certain restrictions in the optionee’s option agreement or, in the event of a failure to comply, for sixty (60) days after notice from the Company of the failure to comply; (vi) in the event of the optionee’s death or disability or the optionee’s voluntary termination of employment prior to a change of control other than for age 65 retirement, the vested options will remain exercisable for two years; (vii) in the event of the optionee’s termination for cause, the options will remain exercisable for six months; and (viii) otherwise, options will expire ten years after the date of grant.

Heritage Bankshares, Inc.
(Registrant)
February 3, 2009

/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer